Ex-99.1 a)

ERNST& YOUNG LLP
Suite 1700
555  California Street
San  Francisco, California 94104
Phone: 415 951 3000

                        Report of Independent Accountants

Mr. Andrew D. Woodward President
BankAmerica Mortgage, a Division of Bank of America, FSB

We have examined management's assertion, included in the accompanying report titled Report of Management, that Bank of America FSB (the Company) complied with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
(USAP) during the year ended December 31, 1998. Management is responsible for the Company's compliance with those requirements. Our responsibility is to express an opinion on management's assertions about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion, that the Company complied with the aforementioned requirements during the year ended December 31, 1998, is fairly stated, in all material respects.

/s/ Ernstt & Young LLP

January 29, 1999






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Ex-99.1 b)

KPMG
2001 M Street, N.W.
Washington, D.C. 20036

Independent Auditors' Report

The Board of Directors
First Nationwide Mortgage Corporation:

We have examined management's assertion about First Nationwide Mortgage Corporation's (the Company's) compliance with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, as of and for the year ended December 31, 1998 included in the accompanying management assertion. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Company has complied in all material respects with the aforementioned minimum servicing standards as of and for the year ended December 31, 1998 is fairly stated, in all material respects:

/s/ KPMG LLP

January 22, 1999

Ex-99.1 c)

KPMG
Suite 2800
Two First Union Center
Charlotte, NC 28282-8290

Independent Accountants' Report

The Board of Directors


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First Union Mortgage Corporation:

We have examined management's assertion about First Union Mortgage Corporation's (a wholly-owned subsidiary of First Union Corporation) compliance with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 1998 included in the accompanying management assertion. Management is responsible for First Union Mortgage Corporation's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about First Union Mortgage Corporation's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about First Union Mortgage Corporation's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on First Union Mortgage Corporation's compliance with the minimum servicing standards.

In our opinion, management's assertion that First Union Mortgage Corporation complied in all material respects with the aforementioned minimum servicing standards as of and for the year ended December 31, 1998 is fairly stated, in all material respects.

/s/ KPMG

March 26, 1999

Ex-99.1 d)

KPMG
Stamford Square
3001 Summer Street
Stamford, CT 06905

Telephone 203 356 9800
Fax 203 967 3503

Independent Accountants' Report

The Board of Directors People's Bank:

We have examined management's assertion about compliance by People's Bank ("People's") with the minimum servicing standards identified in the Mortgage


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Bankers Association of America's Uniform Single Attestation Program for Mortgage
Bankers as of and for the year ended December 31, 1998, included in the accompanying Management Report dated March 12, 1999. Management is responsible for the Bank's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about People's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining on a test basis, evidence about the Bank's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on People's compliance with the minimum servicing standards.

In our opinion, management's assertion that the Bank complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1998 is fairly stated, in all material respects.

/s/ KPMG LLP

March 12, 1999

Ex-99.1 e)


Deloitte & Touche

Deloitte & Touche LLP
700 Fifth Avenue, Suite 4500
Seattle, Washington 98104-5044

Telephone: (206) 292-1800
Facsimile: (206) 343-7809

INDEPENDENT ACCOUNTANTS' REPORT ON
COMPLIANCE WITH UNIFORM SINGLE ATTESTATION
PROGRAM FOR MORTGAGE BANKERS

Audit Committee of the Board of Directors
Washington Mutual, Inc.
Seattle, Washington

We have examined management's assertion about Washington Mutual, Inc.'s (the Company) compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 1998, included


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in the accompanying management assertion. Management is responsible for the
Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that Washington Mutual, Inc. complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1998, is fairly stated, in all material respects.

/s/ Deloitte & Touche

February 26, 1999



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